Exhibit 99.1

AEO Inc. Reports Second Quarter Revenue and Operating Profit Above Expectations; Raises Annual Outlook Reflecting Strengthened Demand and Profit Initiatives

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Record second quarter revenue of $1.2 billion, up slightly to last year
•
Operating profit of $65 million, up significantly, with growth across brands
•
Aerie posted all-time high second quarter revenue
•
American Eagle continued to see a sequential improvement in revenue trends
•
Realizing initial benefits from profit improvement initiatives

September 6, 2023

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the second quarter ended July 29, 2023.

“I am pleased to report second quarter revenue and operating profit that exceeded our expectations. Demand picked up in June and July reflecting brand strength and on trend collections that are resonating well with customers, supported by exciting new marketing campaigns. It’s encouraging to see positive momentum continue into the third quarter, across brands and channels,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“Looking to the second half, we are excited about future product arrivals, leveraging the positive response to early fall goods and delivering innovative customer connections. At the same time, we are keeping a sharp eye on the consumer environment and planning appropriately. We are taking action to position the business for improved profit, with preliminary initiatives included in our increased 2023 outlook. As we continue to optimize our operations, I am confident in our ability to strengthen profitability longer-term.”

Second Quarter 2023 Results:

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Total net revenue of $1.2 billion was up slightly to the second quarter of 2022. Store revenue was up 4%. Digital revenue declined 7%.
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Aerie revenue of $380 million rose 2% versus second quarter 2022. Comp sales were flat. American Eagle revenue of $767 million declined 1% versus second quarter 2022. Comp sales declined 2%.
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Gross profit of $453 million increased approximately 22% compared to $370 million in the second quarter of 2022 and reflected a gross margin rate of 37.7% compared to 30.9% last year. Merchandise margin expansion was driven by lower markdowns reflecting inventory control and lower transportation and product costs. Gross profit also benefited from early profit improvement initiatives as well as lower delivery, distribution and warehousing costs.
•
Selling, general and administrative expense of $332 million was up 8% to last year. Higher corporate compensation, incentives and other corporate expense were partially offset by cost efficiencies. SG&A increased 190 basis points as a rate to sales versus second quarter 2022.
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Operating income was $65 million, reflecting a 5.4% margin.
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Diluted EPS was $0.25. Average diluted shares outstanding were 196 million.

Inventory

Total ending inventory declined 7% to $637 million compared to $687 million last year, with units down 11%. The company continues to maintain inventory discipline.

Capital Expenditures

Capital expenditures totaled $46 million in the second quarter. For 2023, management continues to expect capital expenditures to approximate $150 to $175 million.

Profit Improvement Focus

This year, the company launched a comprehensive review of its cost structure, with near-term opportunities identified primarily within the gross margin, which represents approximately 70% of the company’s expense base. In the second quarter, initial benefits were realized, contributing to the year-over-year improvement in the gross margin. The increased outlook for fiscal 2023, incorporates additional back half benefits in addition to stronger business trends. The profit improvement project is ongoing with initiatives being launched across the company’s expense base, which are expected to yield results over the next 12 to 24 months.

Outlook

For the year, management expects revenue to be up low single digits to last year, compared to prior guidance for revenue in the range of flat to down low single digits. Operating income is expected to be in the range of $325 to $350 million, up from prior guidance of $250 to $270 million. This reflects better than expected business performance in the second quarter, in addition to strengthened demand and continued profit improvement in the back half of the year. The outlook includes approximately $25 million in benefits from the company’s profit improvement initiatives. With better business trends, the company is accruing incentives and expects SG&A to be up in the low double digits for the year.

For the third quarter, management’s outlook reflects revenue up low single digits with operating income in the range of $115 to $125 million. With incentive accruals skewed to the back half of the year, SG&A is expected to increase in the mid-teens. Depreciation is expected to be similar to the second quarter.

Conference Call and Supplemental Financial Information

Management will host a conference call and real time webcast today at 4:30 p.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, Hong Kong and Japan, and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 260 international locations operated by licensees in approximately 30 countries. In 2022, AEO released its first annual Building a Better World report, which outlines two decades of ESG achievements through the company’s Planet, People and Practices initiatives. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including third quarter and annual fiscal 2023 and annual fiscal 2024 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2023 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Line Media

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	July 29, 2023	July 30, 2022
Assets
Current assets:
Cash and cash equivalents	$175,315	$98,214
Merchandise inventory	636,972	687,046
Accounts receivable, net	271,333	220,803
Prepaid expenses and other	117,871	171,326
Total current assets	1,201,491	1,177,389
Operating lease right-of-use assets	1,038,505	1,210,285
Property and equipment, at cost, net of accumulated depreciation	758,736	775,969
Goodwill	264,964	271,406
Intangible assets, net	90,312	98,651
Non-current deferred income taxes	21,990	37,017
Other assets	55,909	58,500
Total assets	$3,431,907	$3,629,217
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$238,660	$198,645
Current portion of operating lease liabilities	309,517	328,348
Unredeemed gift cards and gift certificates	51,156	51,111
Accrued compensation and payroll taxes	74,509	50,788
Accrued income taxes and other	17,372	16,708
Other current liabilities and accrued expenses	71,262	72,461
Total current liabilities	762,476	718,061
Non-current liabilities:
Non-current operating lease liabilities	970,862	1,137,656
Long-term debt, net	3,225	376,522
Other non-current liabilities	22,345	24,055
Total non-current liabilities	996,432	1,538,233
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock	-	-
Common stock	2,496	2,496
Contributed capital	334,447	380,959
Accumulated other comprehensive loss	(11,566)	(40,017)
Retained earnings	2,158,294	2,000,021
Treasury stock	(810,672)	(970,536)
Total stockholders' equity	1,672,999	1,372,923
Total Liabilities and Stockholders' Equity	$3,431,907	$3,629,217

Current ratio	1.58	1.64

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	13 Weeks Ended
	July 29, 2023	% of Revenue	July 30, 2022	% of Revenue
Total net revenue	$1,200,879	100.0%	$1,198,124	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	747,863	62.3%	828,107	69.1%
Gross profit	453,016	37.7%	370,017	30.9%
Selling, general and administrative expenses	331,872	27.6%	307,832	25.7%
Depreciation and amortization expense	55,854	4.7%	48,171	4.0%
Operating income	65,290	5.4%	14,014	1.2%
Debt related charges	-	0.0%	60,066	5.1%
Interest expense, net	951	0.1%	3,421	0.3%
Other income, net	(2,150)	-0.2%	(1,839)	-0.2%
Income (loss) before income taxes	66,489	5.5%	(47,634)	-4.0%
Provision (benefit) for income taxes	17,919	1.5%	(5,168)	-0.5%
Net income (loss)	$48,570	4.0%	$(42,466)	-3.5%

Net income per basic share	$0.25		$(0.24)
Net income per diluted share	$0.25		$(0.24)

Weighted average common shares outstanding - basic	195,329		180,189
Weighted average common shares outstanding - diluted	196,103		180,189

	GAAP Basis
	26 Weeks Ended
	July 29, 2023	% of Revenue	July 30, 2022	% of Revenue
Total net revenue	$2,281,805	100.0%	$2,253,161	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,415,610	62.0%	1,495,118	66.4%
Gross profit	866,195	38.0%	758,043	33.6%
Selling, general and administrative expenses	644,217	28.2%	606,587	26.9%
Impairment, restructuring and other charges	21,275	1.0%	-	0.0%
Depreciation and amortization expense	112,582	4.9%	95,540	4.2%
Operating income	88,121	3.9%	55,916	2.5%
Debt related charges	-	0.0%	60,066	2.7%
Interest expense, net	1,642	0.1%	8,009	0.4%
Other (income), net	(5,461)	-0.2%	(6,283)	-0.3%
Income (loss) before income taxes	91,940	4.0%	(5,876)	-0.3%
Provision (benefit) for income taxes	24,918	1.1%	4,850	0.2%
Net income (loss)	$67,022	2.9%	$(10,726)	-0.5%

Net income (loss) per basic share	$0.34		$(0.06)
Net income (loss) per diluted share	$0.34		$(0.06)

Weighted average common shares outstanding - basic	195,214		174,544
Weighted average common shares outstanding - diluted	196,822		174,544

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGMENT
(Dollars in thousands)
(unaudited)

	For the 13 weeks ended		For the 26 weeks ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net Revenue:
American Eagle	$767,018	$777,828	$1,438,110	$1,463,407
Aerie	$380,413	$371,683	$739,495	$693,395
Total Segment Net Revenue	$1,147,431	$1,149,511	$2,177,605	$2,156,802
Other (1)	$108,318	$110,393	$217,675	$200,077
Intersegment Elimination	$(54,870)	$(61,780)	$(113,475)	$(103,718)
Total Net Revenue	$1,200,879	$1,198,124	$2,281,805	$2,253,161

Adjusted Operating Income:
American Eagle	$128,664	$109,110	$234,203	$213,015
Aerie	$57,253	$11,830	$112,922	$54,903
Total Segment Adjusted Operating Income	$185,917	$120,940	$347,125	$267,918
Other (1) (3)	$(10,341)	$(11,507)	$(26,648)	$(27,732)
Intersegment Elimination	$-	$-	$-	$-
General corporate expenses (2)	$(110,286)	$(95,419)	$(211,081)	$(184,270)
Total Adjusted Operating Income	$65,290	$14,014	$109,396	$55,916
Less: Impairment, restructuring and other charges(3)	$-	$-	$(21,275)	$-
Total Operating Income	$65,290	$14,014	$88,121	$55,916

Debt related charges	$-	$60,066	$-	$60,066
Interest expense, net	$951	$3,421	$1,642	$8,009
Other income, net	$(2,150)	$(1,839)	$(5,461)	$(6,283)
Income before income taxes	$66,489	$(47,634)	$91,940	$(5,876)

Capital Expenditures
American Eagle	$16,249	$18,754	$31,192	$34,524
Aerie	$10,889	$30,244	$22,077	$61,259
Other (1)	$6,154	$4,107	$11,730	$5,132
General corporate expenditures (2)	$12,810	$16,359	$26,960	$26,943
Total Capital Expenditures	$46,102	$69,464	$91,959	$127,858

(1) The Todd Snyder brand, Unsubscribed brand, and Quiet Platforms have been identified as separate operating segments; however, as they do not meet the quantitative thresholds for separate disclosure, they are presented under the Other caption.

(2) General corporate expenses are comprised of general and administrative costs that management does not attribute to any of our operating segments. These costs primarily relate to corporate administration, information and technology resources, finance and human resources functional and organizational costs, depreciation and amortization of corporate assets, and other general and administrative expenses resulting from corporate-level activities and projects.

(3) $21.3 million of pre-tax impairment, restructuring and other charges related to Quiet Platforms, including $10.8 million of long-lived asset impairment charges, $5.6 million of severance costs, and $4.9 million of contract related charges for the 26 weeks ended July 29, 2023.

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

	Second Quarter	YTD Second Quarter
	2023	2023
Consolidated stores at beginning of period	1,180	1,175
Consolidated stores opened during the period
AE Brand (1)	2	6
Aerie (incl. OFFL/NE) (2)	3	5
Todd Snyder	2	3
Consolidated stores closed during the period
AE Brand (1)	(3)	(5)
Total consolidated stores at end of period	1,184	1,184

AE Brand (1)	866
Aerie (incl. OFFL/NE) (2)	300
Todd Snyder	13
Unsubscribed	5

Total gross square footage at end of period (in '000)	7,293	7,293

International license locations at end of period (3)	279	279

(1) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.

(2) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.

(3) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.